As filed with the Securities and Exchange Commission, via EDGAR on June 6, 1997


                                                     Registration No.  333-23753


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------
                         PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              --------------------

                             RCM TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                  Nevada                                       7363                                      95-1480559
                  ------                                     --------                                    ----------

     (State or other jurisdiction of          (Primary Standard Classification Code        (I.R.S. Employer Identification No.)
      incorporation or organization)                         Number)
                                                       2500 McClellan Avenue
                                                             Suite 350
                                                 Pennsauken, New Jersey 08109-4613

        ---------------------------------------------------------------

               (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive
                    office and principal place of business)

                                 Mr. Leon Kopyt
                              2500 McClellan Avenue
                                    Suite 350
                        Pennsauken, New Jersey 08109-4613
                                 (609) 486-1777

        ---------------------------------------------------------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:




         Stephen M. Cohen, Esquire                           Mark K. Kessler, Esquire
Buchanan Ingersoll Professional Corporation            Wolf, Block, Schorr and Solis-Cohen
      Eleven Penn Center, 14th Floor                      Twelfth Floor Packard Building
            1835 Market Street                         S.E. Corner 15th & Chestnut Streets
          Philadelphia, PA 19103                              Philadelphia, PA 19102
              (215) 665-3873                                      (215) 977-2576

                              --------------------

         Approximate date of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

                              --------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement in the same offering: [ ] ____________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ____________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                ------------------------------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            RCM TECHNOLOGIES, INC.
                             ----------------------

                              CROSS REFERENCE SHEET
                              ---------------------

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

Registration Statement Item Number and Caption                                Location in Prospectus or Page
----------------------------------------------                                ------------------------------

1.    Forepart of the Registration Statement and Outside Front Cover          Forepart of the Registration Statement; Outside
      Page of Prospectus................................................      Front Cover Page of Prospectus

2.    Inside Front and Outside Back Cover Pages of Prospectus..........       Inside Front and Outside Back Cover Pages of
                                                                              Prospectus

3.    Summary Information, Risk Factors and Ratio of Earnings to Fixed        Prospectus Summary; Risk Factors; Summary
      Charges...........................................................      Financial Information

4.    Use of Proceeds..................................................       Prospectus Summary; Use of Proceeds

5.    Determination of Offering Price..................................       Cover Page of Prospectus; Underwriting

6.    Dilution.........................................................       Not Applicable

7.    Selling Security Holders.........................................       Principal and Selling Stockholders

8.    Plan of Distribution.............................................       Cover Page of Prospectus; Underwriting; Risk
                                                                              Factors

9.    Description of Securities to be Registered.......................       Outside Front Cover Page of Prospectus;
                                                                              Prospectus Summary; Description of Securities;
                                                                              Underwriting

10.   Interest of Named Experts and Counsel............................       Legal Matters; Experts

11.   Description of Business..........................................       Business

12.   Description of Property..........................................       Business

13.   Legal Proceedings................................................       Business

14.   Certain Market Information.......................................       Price Range of Common Stock and Dividend
                                                                              Policy; Description of Securities

15.   Financial Statements.............................................       Financial Statements

16.   Selected Financial Data..........................................       Selected Financial Data

17.   Supplementary Financial Data.....................................       Not Applicable

18.   Management's Discussion and Analysis of Financial Condition and         Management's Discussion and Analysis of
      Results of Operations.............................................      Financial Condition and Results of Operations

19.   Disagreements with Accountants...................................       Not Applicable

20.   Directors and Executive Officers.................................       Management

21.   Executive Compensation...........................................       Management

22.   Security Ownership of Certain Beneficial Owners and Management...       Principal and Selling Stockholders

23.   Certain Relationships and Related Transactions...................       Certain Relationships and Related Transactions

24.   Statement as to Indemnification..................................       Part II; Item 14 - Indemnification of Directors
                                                                              and Officers

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Item 16. Exhibits and Financial Statement Schedules

Financial Statement Schedules

                                                                          Page
                                                                       Reference
                                                                       ---------


I.   Condensed Financial Information of the Company.....................   F-26

II.  Valuation and Qualifying Accounts and Reserves.....................   F-29


Exhibits



(1)             Form of Underwriting Agreement. Previously filed.



(3)(a) Articles of Incorporation, as amended, incorporated by reference to Exhibit 3(a) of the Registrant's Form 10-K dated October 31, 1994, filed with the Commission on January 4, 1995 (Commission File No. 1-10245).


(3)(b) Bylaws, as amended on February 22, 1996; incorporated by reference to Exhibit 3 of the Quarterly Report on Form 10-Q dated January 31, 1996.


(4)(a) Warrant Agreement dated September 1, 1989, with respect to Class C Warrants between the Registrant and American Stock Transfer and Trust Company; incorporated by reference to Exhibit 4 (b) of the Registrant's Form S-1 Registration Statement dated July 25, 1989, as amended August 16, 1989 and May 14, 1990 (Commission File No. 33-30109).

(4)(b) Rights Agreement dated as of March 14, 1996, between RCM Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent; incorporated by reference to Exhibit 4 of the Registrant's Current Report on Form 8-K dated March 19, 1996.


(5)(a)          Opinion of Buchanan Ingersoll Professional Corporation.
                Filed herewith.


(5)(b)          Opinion of Schreck Morris. Filed herewith.




(10)(a) Amended and Restated Loan and Security Agreement dated August 30, 1995 as amended on December 19, 1996 between, the Registrant, Intertec Design, Inc., Cataract, Inc., The Consortium and The Consortium of Maryland, Inc. and Mellon Bank, N.A.; incorporated by reference to Exhibit (10)(a) of the Annual Report on Form 10-K dated October 31, 1996 ("1996 10-K").


(10)(b)         RCM Technologies, Inc. 1986 Incentive Stock Option Plan;
                incorporated by reference to Exhibit 10(d) of the Registrant's Annual Report on Form 10-K dated October 31, 1986, filed with the Commission on February 13, 1987 (Commission
                File No. 1-10245).

(10)(c)         RCM Technologies, Inc. 1992 Incentive Stock Option Plan;
                incorporated by reference to Exhibit A of the Registrant's Proxy Statement dated April 23, 1992, filed with the Commission on March 9, 1992 (Commission File No. 1-10245).

(10)(d) RCM Technologies, Inc. 1994 Non-employee Director Stock Option Plan; incorporated by reference to Exhibit A of the Registrant's Proxy Statement dated May 19, 1994, filed with the Commission on June 22, 1994 (Commission File No. 33-80590).

(10)(e) RCM Technologies, Inc. 1996 Executive Stock Option Plan dated August 15, 1996; incorporated by reference to Exhibit (10)(l) of the 1996 10-K.

(10)(f) Stock Option Agreement dated November 30, 1996 between the Registrant and Leon Kopyt; incorporated by reference to Exhibit
                (10)(m) of the 1996 10-K.


(10)(g) Second Amended and restated Termination Benefits Agreement dated March 18, 1997 between the Registrant and Leon Kopyt. Previously filed.


(10)(h) Amended and restated Employment Agreement dated November 30, 1996 between the Registrant, Intertec Design, Inc. and Leon Kopyt; incorporated by reference to Exhibit (10)(g) of the 1996 10-K.

(10)(i) Merger Agreement among RCM Technologies, Inc., CI Acquisition Corp. and Cataract, Inc. dated July 31, 1995; incorporated by reference to Exhibit (c)(1) of the Registrant's Current Report on Form 8-K dated August 30, 1995 ("Cataract 8-K").


(10)(j)         Registration Rights Agreement dated August 30, 1995;
                incorporated by reference to Exhibit (c)(2) of the Cataract 8-K.

(10)(k) Voting Trust Agreement dated August 30, 1995; incorporated by reference to Exhibit (c)(3) of the Cataract 8-K.

(10)(l) Stock Pledge Agreement dated August 30, 1995; incorporated by reference to Exhibit (c)(5) of the Cataract 8-K.

(10)(m) Stock Purchase Agreement among RCM Technologies, Inc., The Consortium and The Shareholders of The Consortium dated as of March 1, 1996; incorporated by reference to Exhibit (c)(1) of the Registrant's Current Report on Form 8-K dated March 19, 1996 ("Consortium 8-K").

(10)(n) Registration Rights Agreement dated March 11, 1996; incorporated by reference to Exhibit (c)(2) of the Consortium 8-K.

(10)(o) Escrow Agreement dated March 11, 1996; incorporated by reference to Exhibit (c)(3) of the Consortium 8-K.

(10)(p)         Standstill and Shareholders Agreement dated March 11, 1996;
                incorporated by reference to Exhibit (c)(5) of the Consortium
                8-K.

(10)(q) Blaire Employment Agreement dated March 11, 1996; incorporated by reference to Exhibit (c)(6) of the Consortium 8-K.

(10)(r) Meyers Employment Agreement dated March 11, 1996; incorporated by reference to Exhibit (c)(7) of the Consortium 8-K.

(10)(s) Subscription Agreement dated January 12, 1996; incorporated by reference to Exhibit (a)(10) of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1996 ("January 10-Q").

(10)(t)         Registration Rights Agreement dated February 5, 1996;
                incorporated by reference to Exhibit (a)(10.1) of the January 10-Q.

(10)(u) Merger Agreement among RCM Technologies, Inc., Sort Acquisition Corp., the Consortium of Maryland, Inc. and Peter Kaminsky dated April 23, 1996; incorporated by reference to Exhibit (2) of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1996 ("April 10-Q").

(10)(v) Registration Rights Agreement dated May 2, 1996; incorporated by reference to Exhibit (10.1) of the April 10-Q.

(10)(w) Escrow Agreement dated May 2, 1996; incorporated by reference to Exhibit (10.2) of the April 10-Q.

(10)(x)         Standstill and Shareholders Agreement dated May 2, 1996;
                incorporated by reference to Exhibit (10.3) of the April 10-Q.

(10)(y) Kaminsky Employment Agreement dated May 2, 1996; incorporated by reference to Exhibit (10.4) of the April 10-Q.


(10)(z)         Form of Custody Agreement and Power of Attorney. Filed herewith.


(11)            Computation of Earnings Per Share. Included within the Financial
                Statements.

(21)            Subsidiaries of the Registrant; incorporated by reference to
                Exhibit 11 of the 1996 10-K.



(23)(a) Consent of Independent Certified Public Accountants. Filed herewith.


(23)(b) Consent of Buchanan Ingersoll Professional Corporation. Included within Exhibit 5(a) hereto.


(23)(c)         Consent of Schreck Morris. Included within Exhibit 5(b) hereto.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Pennsauken, New Jersey on June 4, 1997.




                                         RCM TECHNOLOGIES, INC.


                                         By: /s/ Leon Kopyt
                                             -----------------------------------
                                             Leon Kopyt
                                             President and Chief Executive
                                              Officer

                                         By: /s/ Stanton Remer
                                             -----------------------------------
                                             Stanton Remer
                                             Treasurer, Secretary and Chief
                                             Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



         Signature                      Title                                Date
         ---------                      -----                                ----


         /s/ Leon Kopyt                  Chairman, Chief Executive          June 4, 1997
-------------------------------------    Officer, President and
         Leon Kopyt                      Director (principal executive
                                         officer)

               *                         Chief Operating Officer,           June 4, 1997
-------------------------------------    Executive Vice President and
         Barry S. Meyers                 Director

               *                         Executive Vice President and       June 4, 1997
-------------------------------------    Director
         Martin Blaire

               *                         Chief Financial Officer,           June 4, 1997
-------------------------------------    Treasurer, Secretary and
         Stanton Remer                   Director (principal financial
                                         and accounting officer)

               *                         Director                           June 4, 1997
-------------------------------------
         Norman S. Berson

               *                         Director                           June 4, 1997
-------------------------------------
         Robert B. Kerr

               *                         Director                           June 4, 1997
-------------------------------------
         Woodrow B. Moats, Jr.





* Power of Attorney previously filed under the Registration Statement on Form S-1 filed March 21, 1997.

/s/ Leon Kopyt
-------------------------
Leon Kopyt
Attorney-in-fact